Exhibit 10.6

ASSET PURCHASE AND SUBSCRIPTION AGREEMENT

     This Asset Purchase and Subscription Agreement (this “Agreement”) is entered into as of December 13, 2002, by and among Prestwick Scientific Capital, Inc., a Delaware corporation (“Assignor”), Prestwick Companies, Inc., a Delaware corporation (“PCI”), and KCS Pharmaceuticals, Inc., a Delaware corporation (“Assignee”).

Recitals

     A.      Effective as of the Closing Date (as defined in Section 4(a) below), Assignor wishes to sell, transfer, assign and convey the assets set forth on Exhibit A attached hereto (collectively, the “Transferred Assets”) to Assignee as a contribution to Assignee’s capital, and Assignee wishes to accept, purchase, acquire and assume the Transferred Assets and certain of Assignor’s liabilities related to such Transferred Assets in accordance with the terms of this Agreement.

     B.      In consideration for the sale and transfer of the Transferred Assets by Assignor, Assignee wishes to issue certain shares of its common stock, par value $0.001 per share (the “Common Stock”) to Assignor, as set forth in this Agreement.

Agreement

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained in this Agreement, the parties hereto agree as follows.

     1.      Sale and Transfer of Assets.

              (a)      Assignor does hereby sell, transfer, assign and convey to Assignee and its successors and assigns, to have and hold forever, all of Assignor’s rights, title and interest in and to, on a worldwide basis, the Transferred Assets, including all goodwill associated with such Transferred Assets.

              (b)      Assignee hereby accepts the sale, transfer, assignment and conveyance to it of the Transferred Assets, and assumes and agrees to perform (or cause to be performed) only the Assumed Liabilities (as defined in Section 3(a) below) and no other obligations or liabilities of Assignor.

     2.      Issuance and Distribution of Stock. As consideration for the sale, assignment, transfer and conveyance of the Transferred Assets by Assignor, Assignee hereby agrees to issue to Assignor Six Million (6,000,000) shares of Assignee’s Common Stock (the “Stock”). Upon Assignor’s receipt of the Stock, Assignor will promptly distribute to PCI, Assignor’s sole stockholder, the Stock as a dividend as permitted under the Delaware General Corporation Law (“DGCL”) and pursuant to the terms and conditions of Assignor’s Certificate of Incorporation, including all Certificates of Designation thereto, as amended. Upon PCI’s receipt of the Stock, PCI will promptly distribute the Stock to its stockholders as a dividend, in such proportions as prescribed by the Board of Directors of PCI, as permitted under the DGCL and pursuant to the terms and conditions of PCI’s Certificate of Incorporation, including all Certificates of Designation thereto, as amended.

     3.      Assumption of Certain Liabilities.

              (a)      Assignee hereby agrees to assume the obligations of Assignor under the contracts identified on Exhibit B hereto, but only to the extent such obligations (i) arise after the Closing Date, (ii) do not arise from or relate to any breach by Assignor of any provision of any of such contracts, and (iii) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a breach of any of such contracts (the “Assumed Liabilities”).

              (b)      Nothing in this Agreement will be deemed to deprive Assignee of any defenses, set-offs or counterclaims that Assignor may have or may have had or which Assignor shall have against third parties with respect to any of the Assumed Liabilities (the “Defenses and Claims”), so long as the assertion of such Defenses and Claims does not result in Assignor being legally responsible to pay any of the Assumed Liabilities. Assignor hereby transfers, conveys and assigns to Assignee all Defenses and Claims and agrees to cooperate with Assignee to maintain, secure, perfect and enforce the Defenses and Claims, including the signing of any documents, the giving of any testimony or the taking of any such other action as is reasonably requested by Assignee in connection with the Defenses and Claims.

     4.      Closing.

              (a)      Closing Date. The closing of the purchase, sale, transfer and conveyance of the Transferred Assets and Assumed Liabilities, and the issuance of the Stock (the “Closing”) shall take place on December 13, 2002 or such other date mutually agreed by Assignor and Assignee (the "Closing Date”). The Closing will commence on the Closing Date at 10:00 a.m. at the offices of Cooley Godward LLP at 11951 Freedom Drive, Reston, Virginia 20190, or such other place as Assignor and Assignee may agree in writing. By mutual agreement of the parties, the Closing may take place by conference call and facsimile with exchange of original signatures by overnight mail.

              (b)      Closing Deliverables. At the Closing:

                          (i)      The parties hereto shall execute and deliver this Agreement;

                          (ii)      Assignor shall deliver to Assignee all documents representing its ownership of the Transferred Assets;

                          (iii)      Assignor shall execute and deliver to Assignee that certain Bill of Sale in substantially the form attached hereto as Exhibit E and that certain Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit F;

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                          (iv)      Assignee shall deliver to Assignor a duly executed stock certificate representing the Stock;

                          (v) Assignor shall deliver to Assignee a certificate executed by Assignor’s Chief Executive Officer (the “Assignor Closing Certificate”) setting forth the representation and warranty of Assignor that each of the representations and warranties made by Assignor in this Agreement was accurate in all material respects as of the date of this Agreement, and attaching: (A) Assignor’s Certificate of Incorporation as in effect at the time of the Closing, (B) Assignor’s Bylaws as in effect at the time of the Closing, (C) resolutions approved by the Board of Directors of Assignor authorizing the transactions contemplated hereby and the distribution of the Stock in the form of a dividend to PCI promptly after the Closing Date, and (D) good standing certificates with respect to Assignor from the applicable authorities in Delaware and any other jurisdiction in which Assignor is qualified to do business, dated a recent date before the Closing Date;

                          (vi) PCI shall deliver to Assignee a certificate executed by PCI’s Chief Executive Officer (the “PCI Closing Certificate”) setting forth the representation and warranty of PCI that each of the representations and warranties made by PCI in this Agreement was accurate in all material respects as of the date of this Agreement, and attaching: (A) PCI’s Certificate of Incorporation as in effect at the time of the Closing, (B) PCI’s Bylaws as in effect at the time of the Closing, (C) resolutions approved by the Board of Directors of PCI authorizing the transactions contemplated hereby and the distribution of the Stock in the form of a dividend to the stockholders of PCI promptly after the Closing Date, and (D) good standing certificates with respect to PCI from the applicable authorities in Delaware and any other jurisdiction in which PCI is qualified to do business, dated a recent date before the Closing Date;

                          (vii) Assignee shall deliver to Assignor a certificate executed by Assignee’s President (the “Assignee Closing Certificate”) setting forth the representation and warranty of Assignee that each of the representations and warranties made by Assignee in this Agreement was accurate in all material respects as of the date of this Agreement, and attaching: (A) Assignee’s Certificate of Incorporation as in effect at the time of the Closing, (B) Assignee’s Bylaws as in effect at the time of the Closing, (C) resolutions approved by the Board of Directors of Assignee authorizing the transactions contemplated hereby and the issuance of the Stock, and (D) good standing certificates with respect to Assignee from the applicable authorities in Delaware and any other jurisdiction in which Assignee is qualified to do business, dated a recent date before the Closing Date; and

                          (viii) Each of Assignee, Assignor and PCI, as applicable, shall have obtained any and all consents, permits and waivers necessary or appropriate for consummating the transactions contemplated by this Agreement.

     5.      Taxes. Assignee shall bear and pay any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable in connection with the transfer of the Transferred Assets from Assignor to Assignee.

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     6.      Representations and Warranties of Assignor and PCI.

              (a)      Due Organization; Qualification. Assignor is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. PCI is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

              (b)      Authority; Binding Nature of Agreement. All corporate action on the part of each of Assignor and PCI, and each of their respective officers, directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of each such party under this Agreement has been taken, and this Agreement constitutes the valid and legally binding obligation of each such party, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in violation or breach of, or constitute a default under the terms, conditions or provisions of any note or other instrument, obligation, or agreement to which either Assignor or PCI is a party. Neither Assignor or PCI is required to make any filing with or give notice to, or to obtain any consent from, any entity or person in connection with the execution and delivery of this Agreement or the consummation or performance of the transactions contemplated herein.

              (c)      Title to Assets. Assignor has good and absolute title to the Transferred Assets, free and clear of any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, right of first refusal, preemptive right, community property interest, defect, impediment, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature, and no other entity, entities, person, or persons has any right to purchase, or other interest whatsoever, in the Transferred Assets.

              (d)      Intellectual Property Matters. To the best of its knowledge and except as disclosed on Schedule 1 hereto, Assignor owns or possesses sufficient legal rights to those patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes listed on Exhibit A hereto, without any known infringement of the rights of others (collectively, the “Intellectual Property”). Except as disclosed on Schedule 1 hereto, there are no outstanding options, licenses or agreements of any kind relating to the foregoing Intellectual Property rights. Except as disclosed on Schedule 1 hereto, Assignor has not received any communications alleging that any of the Intellectual Property has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Except as disclosed on Schedule 1 hereto, no former or current consultant or employee of Assignor has any ownership rights with respect to the Intellectual Property that have not been validly assigned or transferred

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to Assignor. Assignor does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information pertaining to the Intellectual Property and belonging to any of its consultants or employees made prior to their employment by Assignor, except for inventions, trade secrets or proprietary information that have been assigned to Assignor.

              (e)      Tax Matters. To the knowledge of Assignor, (i) all sales taxes required to be paid by Assignor on its previous purchase or acquisition of any of the Transferred Assets and all sales taxes required to be collected by Assignor and paid to the appropriate taxing authority on any monies received by Assignor have been paid, collected and remitted, as the case may be, and (ii) each of Assignor and PCI has filed all tax returns required by law and paid all taxes required by all governments, federal, state or local, when due, except for such taxes the nonpayment of which would not be reasonably likely to result in a material adverse change in the Transferred Assets.

              (f)      Assignor Litigation. There is no action, suit, proceeding or investigation pending or, to Assignor’s knowledge, currently threatened in writing against Assignor that questions the validity of this Agreement or the right of Assignor to enter into this Agreement, or to consummate the transactions contemplated hereby, or which would result, either individually or in the aggregate, in any material adverse change in the Transferred Assets, nor is Assignor aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to Assignor’s knowledge, threatened in writing involving the prior employment of any of Assignor’s employees, their use in connection with Assignor’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers, in any case relating to the Transferred Assets. Except as disclosed on Schedule 1 hereto, Assignor is not a party or to its knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by Assignor currently pending or which Assignor intends to initiate, in any case relating to the Transferred Assets.

              (g)      PCI Litigation. There is no action, suit, proceeding or investigation pending or, to PCI’s knowledge, currently threatened in writing against PCI that questions the validity of this Agreement or the right of PCI to enter into this Agreement, or to consummate the transactions contemplated hereby, nor is PCI aware that there is any basis for any of the foregoing. Except as disclosed on Schedule 1 hereto, PCI is not a party nor to its knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

              (h)      Assignor Capitalization. Immediately prior to the Closing Date, the authorized capital stock of Assignor consists of (i) 1,000,000 shares of common stock, par value $0.01 per share, of which 10,000 shares are issued and outstanding, and (ii) 325,000 shares of preferred stock, par value $0.01 per share, of which 1,289 shares are issued and outstanding. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the

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purchase or acquisition from Assignor of any of its securities, except for options to purchase an aggregate of 626 shares of common stock.

              (i)      PCI Capitalization. Immediately prior to the Closing Date, the authorized capital stock of PCI consists of (i) 20,000,000 shares of common stock, par value $0.001 per share, of which 4,486,265 are issued and outstanding, and (ii) 1,000,000 shares of preferred stock, par value $0.001 per share, all of which are designated Series A Preferred Stock and 522,382.7 of which are issued and outstanding. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from PCI of any of its securities, except for (x) warrants to purchase an aggregate of 64,111 shares of common stock, (y) options to purchase an aggregate of 211,458 shares of common stock, and (z) the Stockholders Agreement, dated December 31, 2001, by and among PCI and its common and preferred stockholders.

              (j)      Compliance with Laws; Permits. To its knowledge, neither Assignor nor PCI is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its respective business or the ownership of its respective properties, which violation would be reasonably likely to materially and adversely affect the Transferred Assets or the ability of Assignor or PCI to execute and deliver this Agreement and perform its respective obligations hereunder. No United States domestic governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement, except such as have been duly and validly obtained or filed prior to the Closing Date. Each of Assignor and PCI has obtained all franchises, permits, licenses and any similar authority necessary for the conduct of its respective business as now being conducted by it, the lack of which would be reasonably likely to materially and adversely affect the Transferred Assets or the ability of Assignor or PCI to execute and deliver this Agreement and perform its respective obligations hereunder.

              (k)      Non-Contravention. There are no agreements, contracts or restrictions of any nature in regard to either Assignor or PCI that would be reasonably likely to have a material effect on the use to which Assignee is expected by Assignor to put the Transferred Assets.

              (l)      Investment Representations. Each of Assignor and PCI understands that the Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Each of Assignor and PCI also understands that the Stock is being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon representations of Assignor and PCI contained in this Agreement. Each of Assignor and PCI represents and warrants that it may be deemed to be an “underwriter” under the Securities Act in connection with its receipt and subsequent distribution of the Stock to its respective stockholders in accordance with Section 2 above. In addition, PCI represents that all of its stockholders have executed and delivered to PCI that certain Stockholder Certification in the form attached hereto as Exhibit C. Furthermore, PCI represents that it has no reason to believe that such Stockholder Certifications (i) contain any inaccuracies, (ii) contain any untrue statements of material fact or

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(iii) omit to state any fact necessary to make any of the representations, warrants, or other statements or information contained therein not misleading.

              (m)      Full Disclosure. This Agreement does not contain any untrue statement of fact; and does not omit to state any fact necessary to make any of the representations, warranties or other statements or information contained herein not misleading. All of the information regarding Assignor and PCI and its respective business, condition, assets, liabilities, operations, financial performance, net income and prospects that has been furnished to Assignee by Assignor, PCI, or any representative of Assignor or PCI, is accurate and complete in all material respects.

     7.      Representations and Warranties of Assignee.

              (a)      Due Organization; Qualification. Assignee is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

              (b)      Authorization; Binding Nature of Agreement. All corporate action on the part of Assignee, its officers, directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of such party under this Agreement and this Agreement constitutes the valid and legally binding obligation of such party, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Assignee is not required to make any filing with or give notice to, or to obtain any consent from, any entity or person in connection with the execution and delivery of this Agreement or the consummation or performance of the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in violation or breach of, or constitute a default under the terms, conditions or provisions of any note or other instrument, obligation, or agreement to which Assignee is a party.

              (c)      Capitalization. Immediately prior to the execution of this Agreement, the authorized capital stock of Assignee consists of Thirty Million (30,000,000) shares of Common Stock, none of which are issued and outstanding. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from Assignee of any of its securities. The 6,000,000 shares of Stock to be issued to Assignor pursuant to this Agreement will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued, will be fully paid and nonassessable, will have full voting rights, and no stockholder of Assignee will have any preemptive right of subscription or purchase in respect of such 6,000,000 shares of Stock. All such shares of Stock, upon issuance to Assignor, will be free and clear of any pledge, claim, liability, mortgage, lien, charge, encumbrance, restriction on transfer, or security interest of any kind or nature whatsoever.

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              (d)      Brokers. Assignee has not become obligated to pay, and has not taken any action that might result in any person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with this Agreement or the transactions contemplated herein.

              (e)      Compliance with Laws; Permits. To its knowledge, Assignee is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would be reasonably likely to materially and adversely affect the ability of Assignee to execute and deliver this Agreement and perform its obligations hereunder. No United States domestic governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement, except such as have been duly and validly obtained or filed prior to the Closing Date. Assignee has obtained all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would be reasonably likely to materially and adversely affect the ability of Assignee to execute and deliver this Agreement and perform its obligations hereunder.

     8.      Affirmative Covenants.

              (a)      Further Actions. From and after the Closing Date, Assignor and its representatives shall cooperate with Assignee and Assignee’s affiliates and representatives, and shall execute and deliver such documents and take such other actions as Assignee may reasonably request, for the purpose of putting Assignee in possession and control of all of the Transferred Assets and as Assignee may deem necessary or desirable to procure, maintain, perfect, and enforce the full benefits, enjoyment, rights, title and interest, on a worldwide basis of the Transferred Assets assigned hereunder. Without limiting the generality of the foregoing, from and after the Closing Date, Assignor shall promptly remit to Assignee any funds that are received by Assignor and that are included in, or that represent payment of receivables included in, the Transferred Assets. In addition, from and after the Closing Date, Assignee shall promptly remit to Assignor any funds that are received by Assignee and that are included in, or that represent payment of receivables included in, any assets of Assignor other than the Transferred Assets. Assignor: (i) hereby irrevocably authorizes Assignee, at all times on and after the Closing Date, to endorse in the name of Assignor any check or other instrument that is made payable to Assignor and that represents funds included in, or that represents the payment of any receivable included in, the Transferred Assets; and (ii) hereby irrevocably nominates, constitutes and appoints Assignee as the true and lawful attorney-in-fact of Assignor (with full power of substitution) effective as of the Closing Date, and hereby authorizes Assignee, in the name of and on behalf of Assignor, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any proceeding and to take any other action (on or at any time after the Closing Date) that Assignee may deem appropriate for the purpose of (i) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Transferred Assets, (ii) defending or compromising any claim or proceeding relating to any of the Transferred Assets, (iii) making application for and obtaining original, divisional, renewal,

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or reissued utility and design patents, copyrights, mask works, trademarks, trade secrets, and all other technology and intellectual property rights throughout the world related to any of the Transferred Assets, in Assignee’s name and for its benefit, or (iv) otherwise carrying out or facilitating the transactions contemplated herein. The power of attorney referred to in the immediately preceding sentence is and shall be coupled with an interest and (from and after the Closing) shall be irrevocable, and shall survive the dissolution or insolvency of Assignor. Assignor hereby waives and quitclaims to Assignee any and all claims, of any nature whatsoever, which Assignor now or may hereafter have for infringement of any of the Transferred Assets assigned hereunder.

              (b)      Confidentiality. Each of Assignor and PCI shall ensure that, on and at all times after the Closing Date: (i) it shall keep the terms of this Agreement strictly confidential; and (ii) it shall keep strictly confidential, and neither Assignor, PCI nor any representative of Assignor or PCI shall use or disclose to any other person, any non-public document or other information that relates directly or indirectly to the business of Assignee; provided, however, that if Assignor or PCI is required by law to make a certain disclosure, then Assignor or PCI, as the case may be, may make such required disclosure so long as it advises Assignee, at least five business days (or fewer days if necessary to comply with applicable law) before making such disclosure, of the nature and content of the intended disclosure. Assignee shall ensure that, on and at all times after the Closing Date: (i) it shall keep the terms of this Agreement strictly confidential; and (ii) it shall keep strictly confidential, and neither Assignee nor any representative of Assignee shall use or disclose to any other person, any non-public document or other information that relates directly or indirectly to the business of PCI or Assignor; provided, however, that if Assignee is required by law to make a certain disclosure, then it may make such required disclosure so long as it advises Assignor or PCI, as applicable, at least five business days (or fewer days if necessary to comply with applicable law) before making such disclosure, of the nature and content of the intended disclosure.

              (c)      Change Of Name. As soon as is reasonably practicable after the Closing Date, PCI shall cause its wholly-owned subsidiary Prestwick Pharmaceutical, Inc. to change its name to “Prestwick Discovery, Inc.” or such other name reasonably acceptable to Assignee, so that Assignee may thereafter change its name from KCS Pharmaceuticals, Inc. to “Prestwick Pharmaceuticals, Inc.”

              (d)      Notice of Claims. Each of Assignor and PCI agrees to promptly inform Assignee of any claim, action, suit, proceeding or investigation arising or threatened in the future with respect to any of the Transferred Assets.

              (e)      Waiver of Enforcement of Confidentiality Agreements. Assignor hereby agrees that it will not enforce, nor seek to enforce, any “Applicable Terms” (as defined below) contained in that certain confidentiality agreement entered into by and among Assignor and certain of Assignor’s employees in the form attached hereto as Exhibit D. “Applicable Terms” means all terms that relate to the confidentiality of the Transferred Assets, the assignment to Assignor of all or any portion of the Transferred Assets or any obligation of any

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employee of Assignor to return all or any portion of the Transferred Assets to Assignor upon the termination of such employee’s employment by Assignor.

     9.      Indemnification.

              (a)      From the Closing Date and for up to a maximum period of two (2) years thereafter, Assignor and PCI shall jointly and severally indemnify, defend, protect and hold harmless Assignee, and its officers, directors, employees, agents and affiliates from and against all losses, liabilities, obligations, damages, costs and expenses (including reasonable attorneys’ fees) (“Losses”), up to a maximum aggregate of $15,000,000, which result from or arise in connection with: (i) any breach of any representation or warranty made by Assignor or PCI in this Agreement or in any certificate or other instrument delivered by or on behalf of Assignor or PCI pursuant thereto in connection with the Closing; (ii) any breach of any covenant set forth in this Agreement to be performed by Assignor or PCI; or (iii) all obligations and liabilities (other than the Assumed Liabilities) retained by Assignor and PCI. The parties acknowledge that a claim for indemnification may be made under more than one of the foregoing subsections (i) through (iii); in any such case, each such clause and sub-clause shall be independently effective to provide Assignee with a right to indemnification.

              (b)      From the Closing Date and for up to a maximum period of two (2) years thereafter, Assignee shall indemnify, defend, protect and hold harmless Assignor and PCI, and their respective officers, directors, employees, agents and affiliates from and against all Losses, up to a maximum aggregate of $15,000,000, which result from, or arise in connection with: (i) any breach of any representation or warranty made by Assignee in this Agreement or in any certificate or other instrument delivered by or on behalf of Assignee pursuant thereto in connection with the Closing; (ii) any breach of any covenant set forth in this Agreement to be performed by Assignee; or (iii) the Assumed Liabilities (as defined in Section 3(a) above). The parties acknowledge that a claim for indemnification may be made under more than one of the foregoing subsections (i) through (iii); in any such case, each such clause and sub-clause shall be independently effective to provide Assignor or PCI, as the case may be, with a right to indemnification.

              (c)      Whenever any claim shall arise for indemnification hereunder, the party entitled to such indemnification (the “Indemnitee”) shall notify the party from whom indemnification is sought (the “Indemnitor”) of such claim in writing promptly and in no case later than thirty (30) after such Indemnitee has received actual written notice of the facts constituting the basis for such claim; each Indemnitee shall also so notify the Indemnitor promptly and in no case later than ten (10) days after the commencement of any legal proceedings with respect to any such claim. The failure to notify the Indemnitor will not relieve the Indemnitor from any liability which it may have to any Indemnitee to the extent the Indemnitor is not prejudiced as a proximate result of such failure. Such notice shall specify, in reasonable detail, the facts known to such Indemnitee giving rise to the indemnification sought. Such notice shall also include photocopies of all relevant communications received from third party claimants and their attorneys.

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              (d)      If the facts giving rise to any indemnification provided for herein shall involve any actual or threatened claim or demand by any person other than a party to this Agreement or its successors or permitted assigns (a “Third Party”) against any Indemnitee or any possible claim by an Indemnitee against any Third Party, the Indemnitor shall be entitled, upon its election, by written notice given to the Indemnitee as soon as reasonably practicable and in any case within thirty (30) days after the date on which notice of the claim or demand is given to the Indemnitor (without prejudice to the right of such Indemnitee to participate at its expense through counsel of its own choosing), to assume the defense or prosecution of such claim and any litigation resulting therefrom at its expense and through counsel of its own choosing. If the Indemnitor assumes the defense or prosecution of any such claim or litigation, it shall take all steps reasonably necessary in the defense, prosecution or settlement of such claim or litigation. In any such suit, action or proceeding, the Indemnitee shall have the right to control its own defense or prosecution through its own counsel, but the fees and expenses of such counsel shall be at its own expense unless (i) the parties shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to such suit, action or proceeding (including any impleaded parties) shall include an Indemnitee and an Indemnitor and the representation of both parties by the same counsel would present a conflict of interest as reasonably determined by counsel to the Indemnitee, in which event the Indemnitor shall pay such counsel’s fees and expenses. If the Indemnitor has timely assumed defense or prosecution, the Indemnitor shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld or delayed. The Indemnitor may settle any claim without the consent of any Indemnitee, but only if the sole relief awarded is money damages that are paid in full by the Indemnitor and either (x) the consent to the entry of any judgment or settlement includes as an unconditional term thereof the giving to the Indemnitee of a release from all liability in respect to such claim or litigation or (y) the litigation against the Indemnitee is dismissed with prejudice; otherwise, the Indemnitor may not settle any claim against an Indemnitee without the consent of the Indemnitee, which consent shall not unreasonably withheld or delayed. The parties shall cooperate in good faith in the defense or prosecution of any such claim or litigation. If the Indemnitor does not timely assume the defense or prosecution of any such claim or litigation, the Indemnitee may defend against or prosecute such claim or litigation in such manner as it may deem appropriate and may settle such claim or litigation, after giving written notice thereof to the Indemnitor, on such terms as such Indemnitee may deem appropriate; and the Indemnitor will promptly reimburse such Indemnitee for the Losses incurred as a result of any such settlement. During the pendency of such defense or prosecution, the Indemnitee will keep the Indemnitor reasonably informed as to the progress and status thereof. If no settlement of such claim or litigation is made, the Indemnitor shall promptly reimburse such Indemnitee for the amount of any judgment rendered with respect to such claim or such litigation and for all expenses, legal and other, incurred by such Indemnitee in connection with any such judgment for which the Indemnitee has been so reimbursed pursuant hereto; provided, however, that if such judgment is appealable and such Indemnitee notifies the Indemnitor of its intention not to appeal, the Indemnitor may prosecute such appeal, at its sole cost and expense and subject to the obligations set forth herein.

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              (e)      Each amount determined to be payable by an Indemnitor to an Indemnitee under the terms hereof (“Indemnity”) shall be paid to the Indemnitee within thirty (30) days after the date on which the Indemnitor is notified in writing of the amount of such Indemnity, as finally determined in accordance with the terms hereof. Each such notice shall contain an itemization of the damages, expenses, costs and liabilities comprising the Indemnity, certified to be true and correct by the Indemnitee or its legal representative.

              (f)      In the event a notice of a claim is given within two years after the Closing Date, the right to indemnification with respect thereto shall survive the applicable survival period until such claim is finally resolved and any obligations thereto are fully satisfied. Any investigation by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, covenant or agreement contained herein.

     10.      General.

              (a)      Benefit; Assignment. This Agreement shall be binding upon: Assignor and its successors and assigns (if any); PCI and its successors and assigns (if any); and Assignee and its successors and assigns (if any). Assignee may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other person without obtaining the consent or approval of any other party hereto. Neither Assignor nor PCI shall be permitted to assign any of its rights or delegate any of its obligations under this Agreement without Assignee’s prior written consent.

              (b)      Attorneys’ Fees. If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorneys’ fees, costs and expenses incurred in the action, in addition to any other relief to which such prevailing party may be entitled.

              (c)      Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereunder. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court located in New Castle County, Delaware.

              (d)      Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

              (e)      Notices. Subject to this Section 10(e), all notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal

12

business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto. All notices required or otherwise provided under Section 9 shall be given by the method described in clause (iv) of this Section 10(e).

              (f)      Counterparts. This Certification may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

              (g)      Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase and Subscription Agreement as of the date first above written.

Prestwick Scientific Capital, Inc. a Delaware corporation

By: _______________________________
Stephen X. Graham Chief Executive Officer

Address:
1825 K Street, N.W.
Suite 1475
Washington, DC 20036

Prestwick Companies, Inc. a Delaware corporation

By: _______________________________
Stephen X. Graham Chief Executive Officer

Address:
1825 K Street, N.W.
Suite 1475
Washington, DC 20036

KCS Pharmaceuticals, Inc. a Delaware corporation

By: _______________________________
Kathleen Clarence-Smith President

Address:
1825 K Street, N.W.
Suite 1475
Washington, DC 20036

14

Exhibit A

Transferred Assets

All of Assignor’s rights, title and interest in and to all property (tangible and intangible) related to its central nervous system drugs, central nervous system drug candidates and technologies related to the foregoing, including, without limitation (and effective as of the Closing Date) the following:

1.      PL-047 (tetrabenazine);

2.      PSC-00410 (schizophrenia);

3.      PSC-03306 (sleep apnea);

4.      **PL-039 (Parkinson’s disease);

5.      The Autism drug discovery and development program; and

6.      **The pre-clinical Alzheimer’s program.

[** — The referenced asset has not yet been “licensed in” to Assignor and is subject to continuing negotiations.]

All of Assignor’s rights and obligations under the following agreements, effective as of the Closing Date:

1.      Agreement with Cambridge Laboratories Limited for PL-047, dated September 26, 2002 (tetrabenazine);

2.      License Agreement with The General Hospital Corporation for PSC-00410, dated October 6, 2000 (schizophrenia); and

3.      License Agreement with Dr. Maurice W. Gittos for PSC-03306, dated June 30, 2001 (sleep apnea).

All of Assignor’s rights, title and interest in and to the following patent applications:

1.      Derives de l’acide R(+)-2-amino-3-hydroxypropanoique a action glycinergique, filed in France on August 14, 2002

2.      Novel Piperidin-2,6,-dinoe salts and their use for the treatment of stress-related affective disorders, filed in the United Kingdom on August 22, 2002

All trademarks, trade names and trade dress associated with “Prestwick Pharmaceutical, Inc.”

1.

effective as of the Closing Date.

All goodwill associated with all assets described above, effective as of the Closing Date.

2.

Exhibit B

Assumed Liabilities under the Following Contracts:

1.	Agreement with Cambridge Laboratories Limited for PL-047, dated September 26, 2002 (tetrabenazine);

2.	License Agreement with The General Hospital Corporation for PSC-00410, dated October 6, 2000 (schizophrenia); and

3.	License Agreement with Dr. Maurice W. Gittos for PSC-03306, dated June 30, 2001 (sleep apnea).

3.

Exhibit C

Form of Stockholder Certification

4.

STOCKHOLDER CERTIFICATION AND AGREEMENT

     This Stockholder Certification and Agreement (“Certification”) is being executed and delivered effective as of the 13th day of December, 2002 (the “Effective Date”), by the undersigned stockholders (the “Stockholders”) of Prestwick Companies, Inc., a Delaware corporation (“PCI”), to and in favor of, and for the benefit of, KCS Pharmaceuticals, Inc., a Delaware corporation (“KCS”).

RECITALS

     A.      Pursuant to the terms of a proposed Contribution and Assignment Agreement, dated as of the Effective Date (the “Contribution Agreement”), to be entered into by and among PCI, Prestwick Scientific Capital, Inc., a Delaware corporation and wholly-owned subsidiary of PCI (“Scientific”) and KCS, Scientific intends to transfer to KCS certain assets, including without limitation certain intellectual property rights and its rights and obligations under certain license agreements (the "Assets”). In exchange for the transfer of such Assets, KCS intends to issue to Scientific Six Million (6,000,000) shares of its Common Stock, par value $0.001 per share (the “KCS Stock”), subject to the Stockholders executing and delivering this Certification to the sole satisfaction of KCS (the “Contribution Transaction”).

     B.      Upon Scientific’s receipt of the KCS Stock, Scientific intends to distribute to PCI, Scientific’s sole stockholder, the KCS Stock as a dividend as permitted under the Delaware General Corporation Law (“DGCL”) and pursuant to the terms and conditions of Scientific’s Certificate of Incorporation, including all Certificates of Designation thereto, as amended.

     C.      Upon PCI’s receipt of the KCS Stock, PCI intends to distribute the KCS Stock to the Stockholders as a dividend, in such proportions as prescribed by the Board of Directors of PCI, as permitted under the DGCL and pursuant to the terms and conditions of PCI’s Certificate of Incorporation, including all Certificates of Designation thereto, as amended.

     D.      It is a requirement and a condition to the consummation of the Contribution Transaction that the parties hereto execute and deliver this Certification.

     E.      As the ultimate recipients of the KCS Stock, the Stockholders will receive direct benefit from the Contribution Transaction.

CERTIFICATION

     1.      Representations, Warranties and Certification of the Stockholders. Each of the undersigned (each, a “Stockholder”) represents, warrants and certifies to KCS as follows:

              (a)      The Stockholder is the holder and beneficial owner of the number of shares of PCI Common Stock or PCI Series A Preferred Stock set forth below the Stockholder’s signature at the end of this Certification (the “Shares”), and has good and valid title to the Shares

5.

free and clear of any encumbrances. The Shares are the only outstanding shares of the capital stock of PCI beneficially owned by the Stockholder. The Stockholder has the sole power to vote all of the Shares at any meeting of the stockholders of PCI and the sole power to act by written consent with respect to the Shares in lieu of any such meeting. The Stockholder has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding that is now in force with respect to any of the Shares.

              (b)      The Stockholder is acquiring the KCS Stock for investment for the Stockholder’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).

              (c)      The Stockholder has been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of PCI, Scientific and KCS concerning the terms and conditions of the Contribution Transaction and the contemplated issuance of KCS Stock, and the business, properties, prospects and financial condition of PCI, Scientific and KCS; and (ii) to obtain any additional information (to the extent PCI, Scientific or KCS possesses such information or is able to acquire it without unreasonable effort or expense) that is necessary to verify the accuracy of the information set forth in the documents provided or made available to the Stockholder.

              (d)      The Stockholder understands that the KCS Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the Stockholder’s representations and the bona fide nature of the Stockholder’s investment intent, all as expressed herein.

              (e)      The Stockholder further acknowledges and understands that the KCS Stock must be held indefinitely unless the KCS Stock is subsequently registered under the Act or an exemption from such registration is available. The Stockholder further acknowledges and understands that KCS is under no obligation to register the KCS Stock. The Stockholder understands that the certificate evidencing the KCS Stock will be imprinted with a legend which prohibits the transfer of the KCS Stock unless the KCS Stock is registered or such registration is not required in the opinion of counsel for KCS.

              (f)      The Stockholder is familiar with the provisions of Rule 144 under the Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. The KCS Stock may be resold by the Stockholder in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about KCS and (ii) the resale occurring following the required holding period under Rule 144 after the Stockholder has purchased, and made full payment for (within the meaning of Rule 144), the securities to be sold.

              (g)      The Stockholder further understands that at the time the Stockholder wishes to sell the KCS Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, KCS may not be satisfying the current public

6.

information requirements of Rule 144, and that, in such event, the Stockholder would be precluded from selling the Stock under Rule 144 even if the minimum holding period requirement had been satisfied.

              (h)      The Stockholder further warrants and represents that the Stockholder has either (i) preexisting personal or business relationships with KCS or any of its officers, directors or controlling persons, or (ii) the capacity to protect its own interests in connection with the acquisition of the KCS Stock by virtue of the Stockholder’s business or financial expertise or the business or financial expertise of professional advisors to the Stockholder who are unaffiliated with and who are not compensated by KCS or any of its affiliates, directly or indirectly.

              (i)      The Stockholder has received and carefully examined the stockholder letter dated November 27, 2002 (which included a description of the Contribution Transaction in general).

              (j)      The Stockholder further warrants and represents that the Stockholder either is or is not an “accredited investor,” as indicated by the Stockholder on the signature page hereto and as that term is defined in Rule 501 under the Act (please see the “accredited investor” requirements described on Exhibit A hereto).

              (k)      The Stockholder understands that promptly upon the issuance of the KCS Stock, any Stockholder who individually owns less than One Million (1,000,000) shares of the KCS Stock shall be required to enter into that certain Voting Trust Agreement in the form attached hereto as Exhibit B (the “Voting Trust Agreement”).

              (l)      The Stockholder understands that the KCS Stock is subject to certain restrictions on transferability set forth in the Voting Trust Agreement and in Article XIV of the Bylaws of KCS, which Article XIV of the Bylaws is attached hereto as Exhibit C (the “Bylaws”). The Stockholder understands that KCS will not be required (i) to transfer on its books any shares of KCS Stock which have been transferred in violation of any provisions set forth in this Agreement, the Voting Trust Agreement or the Bylaws or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

              (m)      The Stockholder understands that there will be placed on the certificate or certificates representing the KCS Stock a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws, the Voting Trust, the Bylaws or otherwise):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR

7.

UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.

     1.      Market Stand-Off Agreement. The Stockholder acknowledges and agrees that the Stockholder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of KCS held by the Stockholder, including the KCS Stock (the “Restricted Securities”), for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of KCS filed under the Act. The Stockholder agrees to execute and deliver such other agreements as may be reasonably requested by KCS and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, KCS may impose stop-transfer instructions with respect to the Stockholder’s Restricted Securities until the end of such period. The underwriters of the stock of KCS are intended third party beneficiaries of this Section 2 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

     2.      Reliance. The Stockholder acknowledges that PCI, Scientific and KCS will rely on the Stockholder’s representations, warranties and certification set forth in Section 1 above for purposes of determining the Stockholder’s suitability as an investor in KCS Stock and for purposes of confirming the availability of an exemption from the registration requirements of the Act for the issuance of shares of KCS Stock in the Contribution Transaction. The Stockholder acknowledges that PCI, Scientific and KCS will rely on the Stockholder’s representations, warranties, agreements and certifications set forth in this Certification for purposes of determining the benefits of executing the Contribution Agreement and consummating the Contribution Transaction.

     3.      Miscellaneous.

              (a)      Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

              (b)      Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of KCS and, subject to the restrictions on transfer herein set forth, be binding upon the Stockholder and the Stockholder’s successors and assigns.

              (c)      Attorneys’ Fees; Specific Performance. The Stockholder shall reimburse KCS for all costs incurred by KCS in enforcing the performance of, or protecting its

8.

rights under, any part of this Certification, including reasonable costs of investigation and attorneys’ fees.

              (d)      Governing Law; Venue. This Certification shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereunder. The parties agree that any action brought by either party to interpret or enforce any provision of this Certification shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court located in New Castle County, Delaware.

              (e)      Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate the Contribution Transaction as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Certification.

              (f)      Independent Counsel. The Stockholder acknowledges that this Certification has been prepared on behalf of KCS by Cooley Godward LLP, counsel to KCS, and that Cooley Godward LLP does not represent, and is not acting on behalf of, PCI, Scientific or the Stockholder. The Stockholder has been provided with an opportunity to consult with the Stockholder’s own counsel with respect to this Certification.

              (g)      Entire Agreement; Amendment. This Certification constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Certification may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

              (h)      Severability. If one or more provisions of this Certification are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Certification, (ii) the balance of the Certification shall be interpreted as if such provision were so excluded and (iii) the balance of the Certification shall be enforceable in accordance with its terms.

              (i)      Counterparts. This Certification may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature page follows]

9.

     The Stockholder has executed and delivered this Certification as of the date set forth below and the Stockholder further agrees that this Certification shall be effective between and among the parties hereto as of the Effective Date.

Stockholder:	Stockholder:

If an Individual:	If an Entity:

(Signature)	(Please Print Name of Entity)

Name:	Name:

Title:

Number of PCI Common Stock Shares:	Number of PCI Common Stock Shares:

Number of PCI Series A Preferred Stock Shares:	Number of PCI Series A Preferred Stock Shares:

Address:	Address:

Date:	Date:

The Stockholder hereby warrants and represents that he, she or it (please check appropriate box):

☐ is an “Accredited investor”

or

☐ is not an “Accredited investor”

based on the requirements described in Exhibit A hereto.

Acknowledged, Agreed and Accepted:

KCS Pharmaceuticals, Inc.

By:
Name:
Title:
Address:
1825 K Street, N.W., Suite 1475
Washington, DC 20036

Exhibit A

Rule 501. Definitions and Terms used in Regulation D.

     As used in Regulation D, the following terms shall have the meaning indicated:

     (a) Accredited investor. “Accredited investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

     (1) Any bank as defined in Section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     (2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

     (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

     (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

     (5) Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

     (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

A- 1.

     (7) Any trust with total assets of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

     (8) Any entity in which all of the equity owners are accredited investors.

A- 2.

Exhibit B

Voting Trust

VOTING TRUST AGREEMENT

     This Voting Trust Agreement (this “Agreement”) is made and entered into effective as of the 13th day of December, 2002 (the “Effective Date”), by and among certain stockholders of KCS Pharmaceuticals, Inc., a Delaware corporation (the “Company”), listed on Exhibit A hereto and the signature page hereof (hereinafter individually referred to as a “Stockholder” and collectively as the “Stockholders”) and Nancy Keegan (hereinafter referred to as the “Voting Trustee”).

Recitals

     A.      Whereas, it is the desire of the Stockholders and the Company that any stockholder of the Company who individually owns fewer than One Million (1,000,000) shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), enter into this Agreement;

     B.      Whereas, the Stockholders acknowledge that they are the owners (including shares held both beneficially and of record) of those shares of Common Stock of the Company set forth next to their respective names on Exhibit A hereto (such Common Stock, together with any shares of Common Stock acquired by such Stockholders after the date hereof, the “Shares”);

     C.      Whereas, the Stockholders listed on Exhibit A represent all of the Company’s stockholders who individually own fewer than One Million (1,000,000) shares of the Company’s Common Stock; and

     D.      Whereas, in order to ensure continuous and cohesive representation of the minority interests represented by the Shares, the parties hereto desire to establish the voting trust described herein, all upon the following terms and conditions.

Agreement

     Now, Therefore, in consideration of the mutual covenants and agreements herein contained, the parties hereto mutually agree and covenant as follows:

     1.      Establishment Of Trust. Nancy Keegan is hereby appointed Voting Trustee under the voting trust created by this Agreement. During the term of this Agreement, which shall be effective as of the Effective Date, the Voting Trustee shall act as voting trustee in respect of all Shares deposited hereunder with all the powers, rights, privileges and subject to all the conditions and covenants hereinafter set forth.

     2.      Deposit Of Shares.

              (a)      The Stockholders shall, upon execution hereof, deliver or cause to be delivered to the Voting Trustee certificates evidencing ownership of the Shares, which

4

certificates shall be in the name of the Voting Trustee and shall bear the notation that said Shares are subject to the terms and provisions of this Agreement. In the event any Stockholder shall acquire any other shares of Common Stock of the Company at any time after the Effective Date hereof, said shares of Common Stock shall be subject to the terms of this Agreement and such Stockholder shall immediately deliver or cause to be delivered to the Voting Trustee certificates representing all such newly acquired Shares.

              (b)      All Shares now or hereafter delivered to the Voting Trustee shall be deemed to be held by the Voting Trustee in trust, subject to the terms and conditions of this Agreement.

     3.      Voting Trust Certificate.

              (a)      Within ten (10) days of the Effective Date hereof, the Voting Trustee shall issue in the name of each of the Stockholders a Voting Trust Certificate in respect of the Shares delivered by each Stockholder to the Voting Trustee pursuant to the terms hereof, which Voting Trust Certificate shall be in the form of Exhibit B attached hereto.

              (b)      Each Voting Trust Certificate shall have the following legend stamped, typed or otherwise legibly placed on the face or reverse side thereof:

“SALE, PLEDGE OR OTHER DISPOSITION OR TRANSFER OF THIS VOTING TRUST CERTIFICATE AND THE SHARES OF STOCK OF KCS PHARMACEUTICALS, INC. (OR ANY SUCCESSOR CORPORATION) REPRESENTED HEREBY IS RESTRICTED BY THE TERMS OF A VOTING TRUST AGREEMENT, DATED AS OF DECEMBER ___, 2002, WHICH MAY BE EXAMINED AT THE CORPORATE OFFICE OF KCS PHARMACEUTICALS, INC. (OR ANY SUCCESSOR CORPORATION).”

              (c)      The Voting Trustee shall maintain a register of all holders of outstanding Voting Trust Certificates. The Voting Trust Certificates shall be transferable only in accordance with a valid transfer of the Shares pursuant to the terms of the Company’s Bylaws and any other agreement applicable to the Shares. Any such transfer of Voting Trust Certificates or of the Shares which complies with all restrictions thereon shall be recorded in said register and shall vest in the transferee all rights of the transferor and shall subject the transferee to the same limitations as those imposed upon the transferor by the terms of the Voting Trust Certificate so transferred and this Agreement. The Voting Trustee is authorized and empowered to cause any further transfers of the Shares to be made which may become necessary through the occurrence of any change of persons holding the office of the Voting Trustee. Each of the Stockholders hereby irrevocably authorizes the Trustee to cause the Company to endorse such certificates, and any other certificates for Shares issued to the Voting Trustee, with a legend to the effect that the certificates and the shares represented thereby are issued pursuant to this Agreement and to place a similar notation in the appropriate place in the transfer books of the Company.

              (d)      In case any Voting Trust Certificate shall become mutilated or be

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destroyed, lost or stolen, the registered holder thereof shall immediately notify the Voting Trustee, who, subject to the following sentence, shall issue and deliver to such holder a new Voting Trust Certificate of like tenor and denomination in exchange for and upon cancellation of the Voting Trust Certificate so mutilated, or in substitution for the Voting Trust Certificate so destroyed, lost or stolen. The applicant for such substituted Voting Trust Certificate shall furnish proof reasonably satisfactory to the Voting Trustee of such destruction loss or theft, and upon request shall furnish indemnity reasonably satisfactory to the Voting Trustee and shall comply with such other reasonable requirements as the Voting Trustee may prescribe.

     4.      Dividends On Shares. The registered holder of any Voting Trust Certificate shall be entitled, until termination of this Agreement as hereinafter provided, to receive from time to time payments equal to the amount of cash dividends, if any, collected or received by the Voting Trustee or the Voting Trustee’s successors upon the number of Shares in respect of which such Voting Trust Certificates were issued, less deductions or withholdings for any taxes, assessments, or other charges that may be required by any present or future law, to be deducted or withheld from said dividends. As soon as is reasonably practicable, but in any event within ten (10) business days after the receipt of the dividends described above, the Voting Trustee shall pay to each registered holder of the Voting Trust Certificates that portion of such dividends (less the deductions, withholdings and charges described above) to which he or she is legally entitled. In the event any dividend with respect to the Shares is paid other than in cash, the dividend shall be delivered in kind to the registered holder of the Voting Trust Certificates, as provided for herein; provided, however, that if any such dividend shall be paid in fully paid shares of Common Stock or other securities of the Company, the Voting Trustee shall hold, subject to the terms of this Agreement, the certificates for such Shares or other securities which shall be received by them or him on account of such dividend, and the Voting Trustee shall immediately issue to each registered holder of each Voting Trust Certificate one or more additional Voting Trust Certificates issued under this Agreement for the Shares or new stock certificates representing the other securities, as the case may be, in the amount or number received by or for the Voting Trustee.

     5.      Subscription to New Shares Or Securities. In the event the Company offers any of its Shares or other securities to its stockholders for subscription, then upon receiving from the registered holder of any Voting Trust Certificate, prior to the time limited by the Company for subscription and payment, a request to subscribe in such holder’s behalf and the money required to pay for a stated amount of such Shares or other securities (not in excess of the ratable amount subscribable in respect to the Shares represented by said Voting Trust Certificate), the Voting Trustee will make such subscription and payment on such holder’s behalf (and as such holder’s agent), and, upon receiving from the Company the share certificates or other securities so subscribed will, if shares of Common Stock, issue Voting Trust Certificates in respect thereof to the registered holder of the Voting Trust Certificates who shall have made such request and payment, and, if other securities (other than Shares of Common Stock), will deliver such new stock certificates representing the other securities to the registered holder of the Voting Trust Certificates who shall have made such request and payment.

     6.      Trustee.

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              (a)      Rights And Powers Of Trustee. So long as the Voting Trustee shall be deemed to hold the Shares in trust in accordance with the terms hereof, the Voting Trustee shall possess, and in the Voting Trustee’s discretion shall be entitled to exercise in person or by nominees, agents, attorneys-in-fact, or proxies, as absolute owner and holder of the Shares all rights and powers attendant thereto, including the right to vote, assent, or consent with respect thereto, to take part in and consent to any corporate or stockholder action of any kind whatsoever, and to receive dividends and distributions on the Shares, in each case subject to the terms of this Agreement. The rights of the Voting Trustee herein to vote, assent or consent shall include, without limitation, the right to vote at any election of the Directors and in favor of or in opposition to any resolution for a proposed dissolution and liquidation, merger, or consolidation of the Company, or a sale of all or substantially all of its assets, or the issuance or creation of additional classes of its securities, or any action which may properly be presented at any stockholders’ meeting or which requires the consent of the stockholders of the Company. It is expressly acknowledged by the parties hereto that no voting rights shall pass to the Stockholders by or under the Voting Trust Certificates or to any transferee or registered holder thereof.

              (b)      Correspondence from Company. Each of the Stockholders covenants and agrees that so long as this Agreement is in effect, such Stockholder irrevocably authorizes the Voting Trustee, on behalf of the Stockholder, to receive from the Company copies of all correspondence from the Company to its Stockholders which would otherwise be sent directly to the Stockholders, including all notices, consents, waivers, minutes of the meetings of the stockholders and such other correspondence as the Company distributes to its stockholders from time to time or as the Voting Trustee shall legally and reasonably request. In addition, the Voting Trustee hereby agrees to furnish each Stockholder with copies of such Company correspondence within a reasonable time (or as soon as possible if the nature of such correspondence requires the prompt attention of or prompt action by the intended recipient) after the Voting Trustee has received such correspondence. Each Stockholder hereby agrees that the Company is an intended third-party beneficiary of the first sentence of this Section 6(b).

              (c)      Liability Of Voting Trustee. In exercising the rights and powers of the Voting Trustee, the Voting Trustee will exercise the Voting Trustee’s best judgment in its capacity as a fiduciary of the stockholders; provided, however, the Voting Trustee shall not be liable for any action taken by such Voting Trustee or the Voting Trustee’s agent, except for liability arising from the Voting Trustee’s bad faith, willful misconduct or gross negligence. The Voting Trustee shall not be required to give any bond or other security for the discharge of the Voting Trustee’s duties.

              (d)      Compensation. The Voting Trustee shall receive no compensation for the Voting Trustee’s services as a Voting Trustee hereunder.

              (e)      Resignation Of And Successor Voting Trustee. The Voting Trustee may at any time resign the Voting Trustee’s position as Voting Trustee by delivering a resignation in writing to the Company to become effective 30 days after the date of such delivery, but the Voting Trustee shall nominate a successor Voting Trustee reasonably acceptable to the

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Company and the Stockholders holding at least fifty percent (50%) of the then-outstanding Shares (the “Majority Stockholders”), who shall have all rights, powers and obligations of the resigning Voting Trustee as set forth in this Agreement, and all rights, powers and obligations of the resigning Voting Trustee hereunder shall immediately terminate upon the acceptance by the successor Voting Trustee of such nomination and the execution of this Agreement by the successor Voting Trustee as “Voting Trustee” hereunder. Subject to the immediately preceding sentence, the fact that any Voting Trustee has resigned such Voting Trustee’s position as a Voting Trustee shall not act, or be construed to act, as a release of any Shares from the terms and provisions of this Agreement.

              (f)      Removal. The Voting Trustee may not be removed by the holders of Voting Trust Certificates, except upon the finding of a court of competent jurisdiction that the Voting Trustee has acted in bad faith or with willful misconduct or gross negligence in the performance (or failure to perform) its duties, obligations, covenants or agreements under this Agreement or in its capacity as trustee to and for the Stockholders. In case of the Voting Trustee’s removal under this Section 6(f), the Majority Stockholders and the Company shall, in good faith and full cooperation, select, nominate, and appoint a successor Voting Trustee as quickly as is reasonably possible. After the removal of the Voting Trustee and before the appointment of a successor Voting Trustee, the Majority Stockholders may appoint an interim Voting Trustee reasonably acceptable to the Company, who shall serve in such capacity and in accordance with the terms of this Agreement, until the successor Voting Trustee is nominated and appointed and duly executes this Agreement as “Voting Trustee” hereunder.

     7.      Expenses, etc. The Company shall promptly pay to the Voting Trustee and any agent of the Voting Trustee all reasonable expenses, including counsel fees, and discharge all liabilities incurred by such Voting Trustee in connection with the proper exercise of all powers and the performance of the Voting Trustee’s duties under this Agreement.

     8.      Indemnification. The Company shall indemnify and hold the Voting Trustee and such Voting Trustee’s agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed, incurred or asserted against the Voting Trustee in connection with or growing out of the administration of the voting trust created by this Agreement or the exercise of any powers or the performance of any duties by the Voting Trustee as herein provided or contemplated, including, without limitation, any action taken or omitted to be taken, except such as shall arise from the willful misconduct or gross negligence of the Voting Trustee.

     9.      No Duty to Investigate. Subject to this Agreement, the Voting Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document.

     10.      Voting Trustee’s Duty to Act. The Voting Trustee shall be required to act only in accordance with the provisions of this Agreement.

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     11.      Monies Need Not Be Segregated. No monies received by the Voting Trustee need be segregated in any manner except to the extent required by law, and the Voting Trustee shall not be liable for any interest thereon.

     12.      Voting Trustee May Rely. The Voting Trustee may rely and shall be protected in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by the Voting Trustee to be genuine and believed by the Voting Trustee to be signed by the proper party or parties. The Voting Trustee may accept a copy of a resolution of the board of directors of any corporate party, certified by the secretary, an assistant secretary, or any other officer of said party, as duly adopted and in full force and effect, as conclusive evidence that such resolution has been adopted by said board and is in full force and effect. As to any fact or matter, the manner of ascertainment of which is not specifically described herein, the Voting Trustee may for all purposes hereof rely on a certificate, signed by or on behalf of the Stockholders or any other person who the Voting Trustee reasonably believes to be knowledgeable as to such fact or matter, and such certificate shall constitute full protection of the Voting Trustee for any action taken or omitted to be taken by him in good faith in reliance thereon. In the administration of the trust created hereby, the Voting Trustee may perform the Voting Trustee’s powers and duties hereunder directly or through other agents or attorneys and may seek advice of counsel, accountants and other skilled persons to be selected and employed by the Voting Trustee, and, subject to Section 6(c) above, the Voting Trustee shall not be liable for anything done, suffered or omitted in good faith by the Voting Trustee in accordance with the advice or opinion of any such counsel, agents, accountants or other skilled persons. No provision of this Voting Trust Agreement shall be deemed to impose any duty on the Voting Trustee to take any action if the Voting Trustee shall have been advised by counsel that such action would expose the Voting Trustee to criminal liability or is contrary to the terms hereof or is contrary to applicable law.

     13.      Holders Of Voting Trust Certificates Bound; Waiver Of Claims Against Voting Trustees; the Company a Beneficiary. Every registered holder of a Voting Trust Certificate and every bearer of a Voting Trust Certificate properly endorsed in blank or properly assigned, by the acceptance or holding thereof, (a) shall be deemed conclusively for all purposes to have assented to this Agreement and to all of its terms, conditions and provisions and shall be bound hereby with the same force and effect as if such holder or bearer had executed this Agreement, (b) severally agrees to waive and by such act does waive any and all claims of every kind and nature which hereafter each such holder or bearer may have against the Voting Trustee, and agrees to release and by such act does release the Voting Trustee, its successors and assigns, from any liability whatsoever arising out of or in connection with the exercise of its powers or the performance of its duties hereunder, except liability for the bad faith, gross negligence or willful misconduct of the Voting Trustee, and (c) severally agrees and acknowledges that each Stockholder, individually or together with the other Stockholders subject to the voting trust created by this Agreement, are not the sole beneficiaries of the voting trust created by this Agreement, and each Stockholder expressly manifests and intends, by entering into this Agreement, that the Company is an intended third-party beneficiary of this Agreement.

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     14.      Termination; Amendment.

              (a)      This Agreement shall terminate and be of no further force or effect on the earlier of (i) the consummation of the Company’s sale of its Common Stock or other securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, (ii) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company (other than any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company and/or indebtedness of the Company is cancelled or converted) or a sale of all or substantially all of the assets of the Company, (iii) ten (10) years from the Effective Date, (iv) the dissolution or liquidation (whichever comes first) of the Company, (v) upon the written consent of all of the Majority Stockholders, if (A) the Company has not received at least Seven Million Dollars ($7,000,000) in cash in exchange for the sale of the Company’s preferred stock to equity investors in a bona fide preferred stock financing on or before January 31, 2003, or (B) the Company consummates a bona fide third-party preferred stock financing in which the execution of this Agreement is not a requirement thereof, or (vi) the written consent of the Voting Trustee, the Company and the Majority Stockholders.

              (b)      At any time within two (2) years prior to the time of expiration of this Agreement pursuant to Section 14(a) above, the parties may, by written agreement of the Majority Stockholders and the Voting Trustee, extend the duration of this Agreement for an additional period not exceeding ten (10) years from the expiration date of the Trust as originally fixed or as last extended as provided in this paragraph. Except as otherwise provided herein, the trust created by this Agreement is hereby expressly declared to be irrevocable.

              (c)      Upon termination of the voting trust pursuant to this Section 14, the Voting Trustee, in exchange for and upon surrender of any Voting Trust Certificates then outstanding, shall promptly deliver to the Company the number of Shares held by the Voting Trustee represented by such Voting Trust Certificates and shall cause the Company promptly to cancel such certificates and issue and deliver to the holders of Voting Trust Certificates, new certificates representing the same number of Shares as are represented by such Voting Trust Certificates and thereupon all liability of the Voting Trustee for delivery of such certificates shall terminate.

              (d)      Subject to Sections 14(a) and 14(b) above, any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Voting Trustee, the Company and the Majority Stockholders. Any amendment or waiver so effected shall be binding upon all parties hereto. The failure of any party at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the rights of the party thereafter to enforce the provisions of this Agreement in accordance with its terms. The addition of counterpart signature pages to this Agreement, or the revision of Exhibit A to this Agreement, shall not be deemed an amendment to this Agreement requiring the consent of such parties.

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     15.      Filing Of Duplicate; Reliance By Company.

                (a)      A duplicate of this Agreement and any extension and amendment hereof shall be filed with the Secretary of the Company in the corporate office of the Company and in the registered office of the Company in the State of Delaware, and this Agreement and shall be open to inspection by any stockholder of the Company, any registered holder of a Voting Trust Certificate, or the agent of either upon the same terms as the record of stockholders of the Company is open to inspection.

                (b)      The Company or any of its officers or directors may conclusively presume the validity of any act or activity by the Voting Trustee in connection with the Shares in either of the following events:

                           (i)      If at any regular or special meeting (or by means of any written consent taken in lieu of any regular or special meeting) of the stockholders of the Company, the Voting Trustee is present or the Voting Trustee votes, assents or consents in writing to any stockholder action taken at such meeting or by means of such written consent; or

                           (ii)      If at any regular or special meeting of stockholders of the Company, there has been presented at such meeting to the Secretary, or in the Secretary’s absence, to any officer of the Company present, a written certificate executed, under penalty of perjury, by the Voting Trustee, and the certificate sets forth any action agreed to be taken or other authorization given by the Voting Trustee signing such certificate.

                (c)      The Voting Trustee and Stockholders shall be estopped to deny the validity of any action taken pursuant to subsections (b)(i) or (b)(ii) above.

                (d)      Notwithstanding the above, no corporate officer, director or employee who, in good faith, relies upon any act or activity of the Voting Trustee, taken in connection with the Shares, shall be held liable to any person or entity for any cause whatsoever arising as a result of such reliance.

                (e)      The Voting Trustee may act through a proxy in accordance with the Company’s Bylaws.

     16.      Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (c) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on Exhibit A hereof, or at such other address as such party may designate by ten (10) days advance written notice to the

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other party hereto.

     17.      Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

     18.      Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to the conflict of laws principles thereunder.

     19.      Inurement. This Agreement shall be binding on and shall inure to the benefit of each of the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

     20.      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     21.      Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral.

     22.      Remedies; Attorney Fees. Each of the parties hereto acknowledge that a breach or default by any party hereto of the terms and provisions hereof shall cause the non-defaulting parties to suffer such damage as cannot be adequately remedied by an award of monetary damages; and, in this regard, the parties hereto agree that, upon a breach or default of any of the terms or provisions hereof, the non-defaulting party shall be entitled to seek equitable remedies for such default including, without limitation, specific performance. In the event any action or proceeding is brought as a result of any alleged breach, default or dispute under the terms or provisions hereof or for the purpose of enforcing or interpreting any of the terms or provisions hereof, the prevailing party in any such an action or proceeding shall be entitled to recover from the other, in addition to such other relief as the prevailing party may be entitled, the prevailing party’s reasonable attorney fees and reasonable legal costs incurred in that action or proceeding.

[Signature Page Follows]

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     In Witness Whereof, the parties hereto have executed this Voting Trust Agreement on the date set forth below, to be effective on the Effective Date.

Voting Trustee:

By: Nancy Keegan
Date:

Stockholders:

By: Stephen X. Graham
Date:

By: Alana R. Davidson
Date:

By: Nancy Keegan
Date:

By: Stuart Yarbrough
Date:

By: D. Andrew Hamilton
Date:

By: Jean-Luc Béjot
Date:

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Exhibit A

List of Stockholders

Name	Address	Number of Shares
Stephen X. Graham	4900 Sedgwick Drive, N.W. Washington, DC 20015	547,871
Alana R. Davidson	3705 Ingomar Street, N.W. Washington, DC 20015	494,145
Nancy Keegan	2197 Sheringham Lane Los Angeles, CA 90077	161,825
Stuart Yarbrough	2200 Belle Haven Road Suite 1475 Alexandria, VA 22307	440,420
D. Andrew Hamilton	4712 Drummond Avenue Chevy Chase, MD 20815	494,145
Jean-Luc Béjot	16A, parc de Montchoisy 69300 Caluire France	6,895
Total		2,145,301

B- 1.

Exhibit B

Form of Voting Trust Certificate

KCS Pharmaceuticals, Inc.

VOTING TRUST CERTIFICATE

Shares
No.	Common Stock, par value $0.001 per share

     This certifies that                                          has deposited                                          shares of Common Stock of KCS Pharmaceuticals, Inc., a Delaware corporation (the “Company”), as represented by the Company’s Common Stock Certificate Number                      with the undersigned Voting Trustee (the “Voting Trustee”), under a Voting Trust Agreement dated as of December 13, 2002, a copy of which is attached hereto and incorporated herein by reference, between the Trustee and certain stockholders of said Company. This certificate and the interests represented hereby are transferable on the books of the Company only by the Voting Trustee, upon presentation and surrender hereof. The holder of this certificate takes the same subject to all the terms and conditions of the aforesaid Voting Trust Agreement and, by accepting this certificate, ratifies and adopts such Voting Trust Agreement and becomes a party thereto, entitled to the benefits and bound by the provisions thereof.

SALE, PLEDGE OR OTHER DISPOSITION OR TRANSFER OF THIS VOTING TRUST CERTIFICATE AND THE SHARES OF STOCK OF KCS PHARMACEUTICALS, INC. (OR ANY SUCCESSOR CORPORATION) REPRESENTED HEREBY IS RESTRICTED BY THE TERMS OF A VOTING TRUST AGREEMENT, DATED AS OF DECEMBER 13, 2002 WHICH MAY BE EXAMINED AT THE CORPORATE OFFICE OF KCS PHARMACEUTICALS, INC. (OR ANY SUCCESSOR CORPORATION).

     IN WITNESS WHEREOF, the Voting Trustee has caused this certificate to be signed this 13th day of December, 2002.

VOTING TRUSTEE:

By:

Exhibit C

Bylaws

Article XIV—Right of First Refusal

Section 46. Right of First Refusal. No stockholder shall sell, assign, pledge, or in any manner transfer any of the shares of common stock, of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this bylaw:

                          (i)      If the stockholder desires to sell or otherwise transfer any of his shares of common stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

                          (ii)      For thirty (30) days following receipt of such notice, the corporation shall have the option to purchase all (but not less than all) of the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the stockholder, the corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section 46, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the corporation elects to purchase all of the shares or, with consent of the stockholder, a lesser portion of the shares, it shall give written notice to the transferring stockholder of its election and settlement for said shares shall be made as provided below in paragraph (d).

                          (iii)      The corporation may assign its rights hereunder.

                          (iv)      In the event the corporation and/or its assignee(s) elects to acquire any of the shares of the transferring stockholder as specified in said transferring stockholder’s notice, the Secretary of the corporation shall so notify the transferring stockholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the corporation receives said transferring stockholder’s notice; provided that if the terms of payment set forth in said transferring stockholder’s notice were other than cash against delivery, the corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring stockholder’s notice.

                          (v)      In the event the corporation and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring stockholder’s notice, said transferring stockholder may, within the sixty-day period following the expiration of the option rights granted to the corporation and/or its assignees(s) herein, transfer the shares specified in said transferring stockholder’s notice which were not acquired by the corporation and/or its assignees(s) as specified in said transferring stockholder’s notice. All shares so sold by said transferring stockholder shall continue to be subject to the provisions of this bylaw in the same manner as before said transfer.

                          (vi)      Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this bylaw:

                                   a. A stockholder’s transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family or to any custodian, executor, administrator, or personal representative for the account of such stockholder or such stockholder’s immediate family or to any limited partnership of which the stockholder, members of such stockholder’s immediate family or any trust for the account of such stockholder or such stockholder’s immediate family will be the general of limited partner(s) of such partnership. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer; or any trust, family limited partnership, or limited liability company established for estate planning purposes, in any case for the benefit of the spouse, parents, children, grandchildren, siblings, mother- and father-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such natural person.

                                   b. A stockholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this bylaw.

                                   c. A stockholder’s transfer of any or all of such stockholder’s shares to the corporation or to any other stockholder of the corporation.

                                   d. A stockholder’s transfer of any or all of such stockholder’s shares to a person who, at the time of such transfer, is an officer or director of the corporation.

                                   e. A corporate stockholder’s transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder.

                                   f. A corporate stockholder’s transfer of any or all of its shares to any or all of its stockholders.

                                   g. A transfer by a stockholder which is a limited or general partnership or limited liability company to any or all of its partners or former partners or members (as applicable).

In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this bylaw, and there shall be no further transfer of such stock except in accord with this bylaw.

                          (vii)      The provisions of this bylaw may be waived with respect to any transfer either by the corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation.

                          (viii)      Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.

                          (ix)      The foregoing right of first refusal shall terminate on either of the following dates, whichever shall first occur:

                                   h. On November 15, 2012.

                                   i. Upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

                          (x)      The certificates representing shares of common stock of the corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

Exhibit D

Form of Assignor Confidentiality Agreement

April 8, 2002

Dear

     This letter is to confirm our understanding with respect to your agreement to protect and preserve information and property that is confidential and proprietary to Prestwick Scientific Capital, Inc. (the “Company”; together with its affiliates, the “Companies”) and to assign to the Company any and all rights to ideas, inventions, works of authorship and the like arising from your employment by the Company.

1. Confidentiality. You shall at all times maintain in confidence and shall not, without the prior written consent of the Company or except in the course of your employment by the Company, use, disclose or give to others any fact or information which was disclosed to or developed by you in furtherance of your employment by the Company and is not generally available to the public, including, but not limited to, information and facts concerning business plans, customers, prospective customers, suppliers, licensors, licensees, partners, investors, affiliates or others, training methods and materials, financial information, sales prospects, client lists, Inventions (as defined in Section 2), or any other scientific, technical trade or business secret or confidential or proprietary work of the Companies or of any third party provided to you during the term of your employment by the company (any and all such information and facts being “Confidential Information”). In the event that you are questioned by anyone not authorized to receive any such Confidential Information about any such Confidential Information you will promptly notify the President of the Company. Your commitment to maintain the confidentiality of any and all such Confidential Information shall remain in effect during and after any termination of this Agreement by either you or the Company, with or without cause.

2. Ownership of Ideas, Copyrights and Patents. You agree that all ideas discoveries, compositions of matter, creations, innovations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, formulae, software, manuscripts, memoranda, reports, works of authorship and the like, that you have heretofore discovered, conceived, created, authored, developed, reduced to practice or improved or that you hereafter discover, conceive, create, author, develop, reduce to practice or improve, alone or in conjunction with one or more other persons, whether at the request or upon the suggestion of any of the Companies or otherwise in furtherance of your employment obligations to the Company, shall be the sole and exclusive property of the Companies (all of the foregoing properties being hereinafter referred to as “Inventions”). You further agree that you shall not publish or otherwise disclose to any third party any of such Inventions without the prior written consent of the Company. You hereby assign to the Company all of your right, title and interest in and to any and all such Inventions and agree to execute any and all instruments evidencing such assignment and to fully cooperate with the companies in perfecting the Companies’ right, title and interest in and to any and all such Inventions.

3. Return of Property to Company. Upon termination of your employment by the Company, you shall immediately deliver to the Company any and all manifestations of Confidential Information, Inventions or other property of the Company which may then be in or may thereafter come into your possession, including, without limitation, any and all documents, memoranda, notes, records, reports, chemicals, and like materials, or copies of the same.

4.      No Conflicting Agreements. You hereby represent and warrant that you have no commitments or obligations inconsistent with this Agreement and you hereby agree to indemnify and hold the Companies harmless against loss, damage, liability or expense arising from any claim (a) based upon circumstances alleged and proven to be inconsistent with such representation and warranty and (b) caused by such inconsistency.

Very truly yours,

Alana R. Davidson
Executive Vice President

4/10/02

Exhibit E

form of bill of sale

Exhibit E

BILL OF SALE

     This Bill of Sale (the “Bill of Sale”) is made as of December 13, 2002, by and between Prestwick Scientific Capital, Inc., a Delaware corporation (the “Seller”) and KCS PHarmaceuticals, Inc., a Delaware corporation (the “Purchaser”).

Recitals:

     A. Along with Prestwick Companies, Inc., a Delaware corporation, the Purchaser and the Seller have entered into an Asset Purchase and Subscription Agreement of even date herewith (the “Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Agreement.

     B. Pursuant to the terms of the Agreement, the Seller is assigning, transferring, conveying and delivering the Transferred Assets to Purchaser.

Agreements:

     Now, Therefore, for and in consideration of the issuance by the Purchaser to the Seller of the Stock as consideration for the Transferred Assets pursuant to Section 2 of the Agreement and in further consideration of the mutual promises and covenants set forth in the Agreement, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the terms of the Agreement, the Seller does hereby assign, transfer, convey, sell and deliver to the Purchaser all of the Seller’s rights, title and interest in, including goodwill appurtenant to, the Transferred Assets.

     The Seller agrees with the Purchaser to sign, seal, execute and deliver, or cause to be signed, sealed, executed and delivered, and to make or cause to be made, upon the reasonable request of the Purchaser, any and all instruments, papers, acts or things, supplemental, confirmatory or otherwise, as reasonably may be requested by the Purchaser for the purpose of, or in connection with, perfecting and completing the sale, transfer and conveyance to the Purchaser of the Transferred Assets assigned, transferred, conveyed and delivered hereby.

     Notwithstanding any other provision of this Bill of Sale to the contrary, nothing contained in this Bill of Sale shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions set forth in the Agreement nor shall this Bill of Sale reduce, expand or enlarge any remedies under the Agreement including without limitation any rights to indemnification specified therein. In the event of any conflict between the terms of this Bill of Sale and the Agreement, the terms of the Agreement shall govern. This Bill of Sale is intended only to effect the transfer of the Transferred Assets sold and purchased pursuant to the Agreement and shall be governed entirely in accordance with the terms and conditions of the Agreement.

     The terms and provisions of this Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     This Bill of Sale shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     In Witness Whereof, the Seller has executed and delivered this Bill of Sale to the Purchaser as of the day and year first above written.

Prestwick Scientific Capital, Inc. a Delaware corporation

By:
Stephen X. Graham
Chief Executive Officer

Exhibit f

form of assignment and assumption agreement

Exhibit F

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) is made this 13th day of December, 2002, by and between Prestwick Scientific Capital, Inc., a Delaware corporation (the “Assignor”) and KCS Pharmaceuticals, Inc., a Delaware corporation (the “Assignee”).

Recitals

     A.      Along with Prestwick Companies, Inc., a Delaware corporation, Assignor and Assignee have entered into an Asset Purchase and Subscription Agreement, dated as of the date hereof (the “Agreement”), whereby Assignee has agreed to purchase and Assignor has agreed to sell the Transferred Assets. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

     B.      Pursuant to the Agreement, Assignor wishes to assign to Assignee those certain contracts listed on Exhibit A hereto (the “Assigned Contracts”), and Assignee wishes to accept such assignment, on the terms and conditions set forth herein.

     C.      Pursuant to the Agreement, Assignee has agreed to assume the liabilities remaining to be performed after the date hereof under such Assigned Contracts, on the terms and conditions set forth herein.

Agreement

Now, Therefore, for and in consideration of the foregoing and of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Assignment. Assignor hereby sells, assigns, transfers and sets over unto Assignee, upon the terms and conditions set forth in the Agreement, the Assigned Contracts. Assignee hereby accepts the foregoing assignment and transfer of the Assigned Contracts upon the terms and conditions set forth in the Agreement.

2.	Assumption. Assignee hereby assumes and agrees to observe, keep, carry out and perform the obligations and liabilities of Assignor under the Assigned Contracts, on the terms and subject to the conditions set forth in the Agreement.

3.	Validity. Assignor hereby represents and warrants to Assignee that each of the Assigned Contracts is in full force and effect as of the date hereof.

4.	Further Assurances. Assignor agrees to execute and deliver, or cause to be executed and delivered, any and all instruments, papers, acts or things, supplemental,

confirmatory or otherwise, as reasonably may be required by Assignee for the purpose of perfecting and completing the sale, transfer and conveyance to Assignee of the Assigned Contracts sold, transferred and conveyed hereby. Assignee shall reimburse Assignor for other than normal and customary expenses incurred in taking any such action.

5.	Equitable Assignment. To the extent that any of the Assigned Contracts are not capable of being sold, assigned, transferred or set over to Assignee without the waiver or consent of any third person (including a government or governmental unit), or if such sale, assignment, transfer or setover or attempted sale, assignment, transfer or setover would constitute a breach thereof or a violation of any law or regulation, this Assignment shall not constitute a sale, assignment, transfer, or setover or an attempted sale, assignment, transfer or setover thereof. In those cases where consents, assignments, releases and/or waivers have not been obtained at or prior to the date of this Assignment to the transfer and assignment to Assignee of the Assigned Contracts, this Assignment, to the extent permitted by law, shall constitute an equitable assignment by Assignor to Assignee of all of Assignor’s rights, benefits, title and interest in and to the Assigned Contracts, and where necessary or appropriate, Assignee shall be deemed to be Assignor’s agent for the purpose of completing, fulfilling and discharging all of Assignor’s rights and liabilities arising after the date of this Assignment under such Assigned Contracts. Assignor shall use its best efforts to provide Assignee with the benefits of such Assigned Contracts (including, without limitation, permitting Assignee to enforce any rights of Assignor arising under such Assigned Contracts), and Assignee shall, to the extent Assignee is provided with the benefits of such Assigned Contracts, assume, perform and in due course pay and discharge all debts, obligations and liabilities of Assignor under such Assigned Contracts.

6.	Successors and Assigns. This Assignment shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

7.	Choice of Law. This Assignment shall be executed, performed and interpreted in accordance with the laws of the State of Delaware (without reference to conflict of laws principles thereunder).

8.	Notices. All notices, demands or other communications given under this Assignment shall be given in accordance with Section 10(e) of the Agreement.

9.	Counterparts. This Assignment may be signed in one or more counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

[Signature Page Follows]

In Witness Whereof, the parties hereto have executed and delivered this Assignment and Assumption Agreement as of the date first above written.

Assignor:

Prestwick Scientific Capital, Inc. a Delaware corporation

By:
Stephen X. Graham
Chief Executive Officer

Assignee:

KCS Pharmaceuticals, Inc. a Delaware corporation

By:
Kathleen Clarence-Smith
President

Exhibit A

Assigned Contracts

1. Agreement with Cambridge Laboratories Limited for PL-047, dated September 26, 2002 (tetrabenazine);

2. License Agreement with The General Hospital Corporation for PSC-00410, dated October 6, 2000 (schizophrenia); and

3. License Agreement with Dr. Maurice W. Gittos for PSC-03306, dated June 30, 2001 (sleep apnea).

Schedule 1

U.S. Patent No. 6,228,875 B1 (the “Tsai patent” owned by Massachusetts General Hospital that is part of the subject matter of the Company’s License Agreement for PSC-00410) is currently under reexamination in the U.S. Patent and Trademark Office (USPTO). The reexamination was requested by an undisclosed third party. In the first Office Action issued in the reexamination, some claims were found patentable while others were rejected as anticipated or obvious over certain prior art (including two patents issued to Javitt et al.). Two interviews were conducted with the USPTO Examiner, who orally indicated that the remaining claims, in amended form, appear to be patentable over the cited prior art. A response to the first Office Action was filed, and the applicants are awaiting further action from the USPTO.

Massachusetts General Hospital recently became aware of two additional patents issued to Javitt et al., U.S. Patent Nos. 6,162,827 and 6,355,681, and have reported these references to the USPTO in the reexamination proceeding. 6,162,827 is a divisional patent of U.S. Patent No. 5,854,286 (Javitt et al.). It therefore presumably contains the same disclosure as 5,854,286, which was cited in the reexamination Office Action and so is already of record. 6,355,681 is a continuation-in-part of 6,162,827 and has a filing date later than the priority date of the Tsai patent. Thus, any new material added when the continuation-in-part application was filed would not be citable against the Tsai patent, while any material derived from the parent (6,162,827) is presumably identical to disclosure already of record.

Assignor is not an owner of this “Tsai patent” and so is not a party to the aforementioned USPTO office action, but is disclosing such USPTO office action to Assignee in this Agreement in any event.

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